Exhibit G

Alabama Power Company, et al.       (70-         )
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Notice of Proposal to Amend Articles of Incorporation; Order Authorizing
Solicitation of Proxies

         The Southern Company ("SOUTHERN"), 270 Peachtree Street, N.W., Atlanta, Georgia 30303, a Delaware corporation, is a holding company registered under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). Alabama Power Company, 600 North 18th Street, Birmingham, Alabama 35291, an Alabama corporation ("ALABAMA"), Georgia Power Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308, a Georgia corporation ("GEORGIA"), Gulf Power Company, 500 Bayfront Parkway, Pensacola, Florida 32501, a Maine corporation ("GULF"), and Mississippi Power Company, , 2992 West Beach, Gulfport, Mississippi 39501, a Mississippi corporation ("MISSISSIPPI") (ALABAMA, GEORGIA, GULF and MISSISSIPPI are sometimes collectively referred to herein as the "Subsidiaries" or the "Applicants"), have filed an application-declaration under Sections 6, 7 and 12 of the Act and Rules 24, 54 and 62 thereunder requesting authority (i) for each of the Subsidiaries (other than GEORGIA) to solicit proxies from the holders of their respective shares of preferred stock and common stock and (ii) for each of the Subsidiaries to amend their respective Charters (as defined herein).

         A.       Introduction

                  1.       ALABAMA Proxy Solicitation

         ALABAMA proposes to solicit proxies from the holders of its outstanding shares of preferred stock and common stock (the "ALABAMA Proxy Solicitation") for use at a special meeting of its stockholders (the "ALABAMA Special Meeting")

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to consider a proposed amendment to Alabama's charter (the "ALABAMA Charter")
that would confer voting rights on the holders of its preferred stock (the "ALABAMA Proposed Amendment"). If the ALABAMA Proposed Amendment is adopted, ALABAMA may make a special cash payment to each preferred stockholder who voted his or her shares of preferred stock in favor of the ALABAMA Proposed Amendment.

                  2.       GULF Proxy Solicitation

         GULF proposes to solicit proxies from the holders of its outstanding shares of preferred stock and common stock (the "GULF Proxy Solicitation") for use at a special meeting of its stockholders (the "GULF Special Meeting") to consider a proposed amendment to GULF's Restated Articles of Incorporation, as amended (the "GULF Charter"), that would confer voting rights on the holders of its preferred stock (the "GULF Proposed Amendment"). If the GULF Proposed Amendment is adopted, GULF may make a special cash payment to each preferred stockholder who voted his or her shares of preferred stock in favor of the GULF Proposed Amendment.

                  3.       MISSISSIPPI Proxy Solicitation

         MISSISSIPPI proposes to solicit proxies from the holders of its outstanding shares of preferred stock and common stock (the "MISSISSIPPI Proxy Solicitation") for use at a special meeting of its stockholders (the "MISSISSIPPI Special Meeting") to consider a proposed amendment to MISSISSIPPI's Articles of Incorporation, as amended (the "MISSISSIPPI Charter"), that would confer voting rights on the holders of its preferred stock (the "MISSISSIPPI Proposed Amendment").1 If the MISSISSIPPI Proposed Amendment is adopted,


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1 The ALABAMA Proxy Solicitation, the GULF Proxy Solicitation and the
MISSISSIPPI Proxy Solicitation are sometimes referred to herein individually as a "Proxy Solicitation" and collectively as the "Proxy Solicitations"; the ALABAMA Special Meeting, the GULF Special Meeting and the MISSISSIPPI Special Meeting are sometimes referred to herein individually as a "Special Meeting" and collectively as the "Special Meetings"; the ALABAMA Charter, the GEORGIA Charter (as defined herein), the GULF Charter and the MISSISSIPPI Charter are sometimes referred to herein individually as a "Charter" and collectively as the "Charters"; and the ALABAMA Proposed Amendment, the GEORGIA Proposed Amendment (as defined herein), the GULF Proposed Amendment and the MISSISSIPPI Proposed Amendment are sometimes referred to herein individually as a "Proposed Amendment" and collectively as the "Proposed Amendments."

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MISSISSIPPI may make a special cash payment to each preferred stockholder who voted his or her shares of preferred stock in favor of the MISSISSIPPI Proposed Amendment.

         B.       Proposed Transactions: Proxy Solicitation and Proposed
                  Amendment

                  1.       ALABAMA

         ALABAMA has outstanding 5,608,955 shares of common stock, par value $40 per share (the "ALABAMA Common Stock"), all of which are held by SOUTHERN. ALABAMA's outstanding preferred stock consists of (i) 8,000,000 shares of Class A cumulative preferred stock, stated capital $25 per share (collectively, the "ALABAMA $25 Preferred Stock"), issued in two series (each, an "ALABAMA $25 Series"), 2 (ii) 475,115 shares of Class A cumulative preferred stock, par value $100 per share (collectively, the "ALABAMA $100 Preferred Stock"), issued in six series (each, an "ALABAMA $100 Series"), 3 (iii) 200 shares of Class A cumulative preferred stock, stated capital $100,000 per share (collectively, the "1993 Auction Preferred Stock"), issued in one series (the "1993 Auction Series"), and (iv) 500,000 shares of Class A cumulative preferred stock, stated capital $100 per share (collectively, the "1988 Auction Preferred Stock" and, together with the ALABAMA $25 Preferred Stock, the ALABAMA $100 Preferred Stock and the 1993 Auction Preferred Stock, the "ALABAMA Preferred Stock"), issued in one series (the "1988 Auction Series" and, together with the ALABAMA $25 Series, the ALABAMA $100 Series and the 1993 Auction Series, the "ALABAMA Series"). The

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2 The two series of ALABAMA $25 Preferred Stock consist of a 5.83% series, of which 1,520,000 shares are outstanding; and a 5.20% series, of which 6,480,000 shares are outstanding.

3 The six series of ALABAMA $100 Preferred Stock consist of a 4.20% series, of which 135,115 shares are outstanding; a 4.52% series, of which 50,000 shares are outstanding; a 4.60% series, of which 100,000 shares are outstanding; a 4.64% series, of which 60,000 shares are outstanding; a 4.72% series, of which 50,000 shares are outstanding; and a 4.92% series, of which 80,000 shares are outstanding.


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ALABAMA Common Stock and ALABAMA Preferred Stock constitute ALABAMA's only outstanding securities entitled to vote on the ALABAMA Proposed Amendment. ALABAMA has outstanding no other class of equity securities.

         If the ALABAMA Proposed Amendment is adopted, ALABAMA may make a special cash payment in an amount not to exceed 0.50% of the par value or stated capital, as applicable, per share of the ALABAMA Preferred Stock (except that the special cash payment may not exceed 0.125% of the stated capital per share for the 1988 Auction Series and the 1993 Auction Series) (each, an "ALABAMA Cash Payment") for each share of ALABAMA Preferred Stock properly voted at the ALABAMA Special Meeting (in person by ballot or by proxy) in favor of the ALABAMA Proposed Amendment. ALABAMA will disburse ALABAMA Cash Payments out of its general funds, promptly after adoption of the ALABAMA Proposed Amendment.

                  2.       GEORGIA

         GEORGIA proposes to obtain a written consent from the holder of its outstanding shares of common stock for the approval of a proposed amendment to GEORGIA's charter, as amended (the "GEORGIA Charter"), that would confer voting rights on the holders of its preferred stock (the "GEORGIA Proposed Amendment").

         GEORGIA has outstanding 7,761,500 shares of common stock, no par value (the "GEORGIA Common Stock"), all of which are held by SOUTHERN. GEORGIA's outstanding preferred stock consists of 145,689 shares of cumulative preferred stock, stated value $100 per share (collectively, the "GEORGIA Preferred Stock"), issued in one $4.60 series (the "GEORGIA Series"). The GEORGIA Common Stock constitutes GEORGIA's only outstanding securities entitled to vote on the GEORGIA Proposed Amendment. GEORGIA has outstanding no other class of equity securities.

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                  3.       GULF

         GULF has outstanding 992,717 shares of common stock, no par value (the "GULF Common Stock"), all of which are held by SOUTHERN. GULF's outstanding preferred stock consists of 42,361 shares of preferred stock, par value $100 per share (collectively, the "GULF Preferred Stock"), issued in three series (each, a "GULF Series").4 The GULF Common Stock and GULF Preferred Stock constitute GULF's only outstanding securities entitled to vote on the GULF Proposed Amendment. GULF has outstanding no other class of equity securities.

         If the GULF Proposed Amendment is adopted, GULF may make a special cash payment in an amount not to exceed 0.50% par value per share of the GULF Preferred Stock (each, a "GULF Cash Payment") for each share of GULF Preferred Stock properly voted at the GULF Special Meeting (in person by ballot or by proxy) in favor of the GULF Proposed Amendment. GULF will disburse GULF Cash Payments out of its general funds, promptly after adoption of the GULF Proposed Amendment.

                  4.       MISSISSIPPI

         MISSISSIPPI has outstanding 1,121,000 shares of common stock, without par value (the "MISSISSIPPI Common Stock"), all of which are held by SOUTHERN. MISSISSIPPI's outstanding preferred stock consists of (i) 234,040 shares of cumulative preferred stock, par value $100 per share (collectively, the "MISSISSIPPI Depositary Preferred Stock"), issued as depositary preferred shares (each such depositary share representing one-fourth of a share of cumulative

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4 The three series of GULF Preferred Stock consist of a 4.64% series, of which
12,503 shares are outstanding; a 5.16% series, of which 13,574 shares are outstanding; and a 5.44% series, of which 16,284 shares are outstanding.

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preferred stock, par value $100 per share), issued in two series (each, a
"MISSISSIPPI Depositary Series"), 5 and (ii) 84,050 shares of cumulative preferred stock, par value $100 per share (collectively, the "MISSISSIPPI Regular Preferred Stock" and, together with the MISSISSIPPI Depositary Preferred Stock, the "MISSISSIPPI Preferred Stock"), issued in four series (each, a "MISSISSIPPI Regular Series" and, together with the MISSISSIPPI Depositary Series, the "MISSISSIPPI Series").6 The MISSISSIPPI Common Stock and MISSISSIPPI Preferred Stock constitute MISSISSIPPI's only outstanding securities entitled to vote on the MISSISSIPPI Proposed Amendment. MISSISSIPPI has outstanding no other class of equity securities.

         If the MISSISSIPPI Proposed Amendment is adopted, MISSISSIPPI may make a special cash payment in an amount not to exceed 0.50% of the par value per share of the MISSISSIPPI Preferred Stock (each, a "MISSISSIPPI Cash Payment") for each share of MISSISSIPPI Preferred Stock properly voted at the MISSISSIPPI Special Meeting (in person by ballot or by proxy) in favor of the MISSISSIPPI Proposed Amendment. MISSISSIPPI will disburse MISSISSIPPI Cash Payments out of its general funds, promptly after adoption of the MISSISSIPPI Proposed Amendment.

                  5.       Miscellaneous

         Adoption of the Proposed Amendments requires the affirmative vote of the holders of not less than (1) (A) in the case of ALABAMA and MISSISSIPPI, a majority of the votes cast of the outstanding Preferred Stock of all Series, voting together as one class and (B) in the case of GULF, a majority of the voting power of the outstanding Preferred Stock of all Series, voting together

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5 The two series of MISSISSIPPI Depositary Preferred Stock consist of a 6.32%
series, of which 150,000 shares are outstanding; and a 6.65% series, of which 84,040 shares are outstanding.

6 The four series of MISSISSIPPI Regular Preferred Stock consist of a 4.40% series, of which 8,867 shares are outstanding; a 4.60% series, of which 8,643 shares are outstanding; a 4.72% series, of which 16,700 shares are outstanding; and a 7.00% series, of which 49,840 shares are outstanding.

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as one class, and (2) in the case of GEORGIA, two-thirds of its Common Stock and in the case of ALABAMA, GULF and MISSISSIPPI, a majority of its Common Stock. SOUTHERN will vote its shares of ALABAMA Common Stock, GEORGIA Common Stock,
GULF Common Stock and MISSISSIPPI Common Stock, respectively, in favor of the Proposed Amendments. In the case of GEORGIA, SOUTHERN will effect its vote by a written consent in lieu of a meeting.

         The Subsidiaries may engage one or more entities to act as information agent(s) in connection with the Proxy Solicitations for fees and expenses estimated not to exceed approximately $100,000.

         It appears to the Commission that the application/declaration to the extent that it relates to the proposed solicitation of proxies should be permitted to become effective immediately under rule 62(d):

         IT IS ORDERED, that the application-declaration, to the extent that it relates to the proposed solicitation of proxies be, and it hereby is, permitted to become effective immediately under rule 62 and subject to the terms and conditions prescribed in rule 24 under the Act.

         For the Commission, by the Division of Investment Management, under delegated authority.

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